UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2007, Avatar Holdings Inc. (the "Company"), as guarantor, and its wholly-owned subsidiary, Avatar Properties Inc., as borrower, entered into a Third Amendment to Credit Agreement and Consent and Waiver (the "Amendment") with Wachovia Bank, National Association (as a lender and as administrative agent on behalf of the lenders),Guaranty Bank (as a lender), and Franklin Bank, SSB (as a lender), relating to a Credit Agreement dated as of September 20, 2005, as amended (the "Credit Agreement"). The Amendment principally (i) extended a waiver, through December 31, 2008, of compliance with the housing inventory covenant set forth in Section 6.08 of the Credit Agreement and (ii) amended the Credit Agreement to include a portion of the Company’s unrestricted cash in the borrowing base.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Third Amendment to Credit Agreement and Consent and Waiver, dated as of August 14, 2007, by and among Avatar Properties Inc. (as Borrower), Avatar Holdings Inc. (as Guarantor), Wachovia Bank, National Association (as Lender and as Administrative Agent acting on behalf of the Lenders), Guaranty Bank (as Lender), and Franklin Bank, SSB (as Lender).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

August 20, 2007	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement and Consent and Waiver, dated as of August 14, 2007, by and among Avatar Properties Inc. (as Borrower), Avatar Holdings Inc. (as Guarantor), Wachovia Bank, National Association (as Lender and as Administrative Agent acting on behalf of the Lenders), Guaranty Bank (as Lender), and Franklin Bank, SSB (as Lender).